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                                                                      EXHIBIT 11

                  MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                 STATEMENT RE: CALCULATION OF NET LOSS PER SHARE

                                                                 FOR THE THREE MONTHS ENDED
                                                                          JUNE 30,
                                                            ------------------------------------
LOSS PER SHARE DATA:                                              1997                 1998
                                                            ---------------      ---------------
                                                              (UNAUDITED)           (UNAUDITED)
NET LOSS AS REPORTED IN THE FINANCIAL STATEMENTS            $    (1,571,876)     $    (1,744,473)
                                                            ---------------      ---------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                                    7,907,434            8,743,556
                                                            ===============      ===============


LOSS PER SHARE AS REPORTED IN THE FINANCIAL
  STATEMENTS: BASIC AND DILUTED                             $         (0.20)     $         (0.20)
                                                            ===============      ===============




                                                                 FOR THE SIX MONTHS ENDED
                                                                         JUNE 30,
                                                            ------------------------------------
LOSS PER SHARE DATA:                                              1997                 1998
                                                            ---------------      ---------------
                                                              (UNAUDITED)          (UNAUDITED)
NET LOSS AS REPORTED IN THE FINANCIAL STATEMENTS            $    (2,978,409)     $    (3,535,741)
                                                            ---------------      ---------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                                    7,268,660            8,739,303
                                                            ===============      ===============


LOSS PER SHARE AS REPORTED IN THE FINANCIAL
  STATEMENTS: BASIC AND DILUTED                             $         (0.41)     $         (0.40)
                                                            ===============      ===============







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